Exhibit 10.5

THE PROVIDENCE SERVICE CORPORATION DEFERRED COMPENSATION PLAN

THE PROVIDENCE SERVICE CORPORATION

DEFERRED COMPENSATION PLAN

Section 1. Purpose:

By execution of the Adoption Agreement, the Employer has adopted the Plan set forth herein, and in the Adoption Agreement, to provide a means by which certain management Employees or Independent Contractors of the Employer may elect to defer receipt of current Compensation from the Employer in order to provide retirement and other benefits on behalf of such Employees or Independent Contractors of the Employer, as selected in the Adoption Agreement. The Plan is intended to be a nonqualified deferred compensation plan that complies with the provisions of Section 409A of the Internal Revenue Code (the “Code”) and the guidance and regulations thereunder. The Plan is also intended to be a nonqualified plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”) and independent contractors. Notwithstanding any other provision of this Plan, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions.

Section 2. Definitions:

As used in the Plan, including this Section 2, references to one gender shall include the other, unless otherwise indicated by the context:

2.1. “Active Participant” means, with respect to any day or date, a Participant who is in Service on such day or date; provided, that a Participant shall cease to be an Active Participant (i) immediately upon a determination by the Committee that the Participant has ceased to be an Employee or Independent Contractor, or (ii) at the end of the Plan Year that the Committee determines the Participant no longer meets the eligibility requirements of the Plan.

2.2. “Adoption Agreement” means the written agreement pursuant to which the Employer adopts the Plan. The Adoption Agreement is a part of the Plan as applied to the Employer.

2.3. “Beneficiary” means the person, persons, entity or entities designated or determined pursuant to the provisions of Section 13 of the Plan.

2.4. “Board” means the Board of Directors of the Company, if the Company is a corporation. If the Company is not a corporation, “Board” shall mean the Company.

2.5. “Change in Control Event” means an event described in Section 409A(a)(2)(A)(v) of the Code (or any successor provision thereto) and the guidance and regulations thereunder.

2.6. “Committee” means the persons or entity designated in the Adoption Agreement to administer the Plan. If the Committee designated in the Adoption Agreement is unable to serve, the Employer shall satisfy the duties of the Committee provided for in Section 9.

2.7. “Company” means the company designated in the Adoption Agreement as such.

2.8. “Compensation” shall have the meaning designated in the Adoption Agreement.

2.9. “Crediting Date” means the date designated in the Adoption Agreement for crediting the amount of any Participant Deferral Credits to the Deferred Compensation Account of a Participant. Employer Credits may be credited to the Deferred Compensation Account of a Participant on any day that securities are traded on a national securities exchange.

2.10. “Deferred Compensation Account” means the account maintained with respect to each Participant under the Plan. The Deferred Compensation Account shall be credited with Participant Deferral Credits and

Employer Credits, credited or debited for deemed investment gains or losses, and adjusted for payments in accordance with the rules and elections in effect under Section 8. The Deferred Compensation Account of a Participant shall include any In-Service and Education Account of the Participant, if applicable.

2.11. “Disabled” means Disabled within the meaning of Section 409A of the Code and the guidance and regulations thereunder. Generally, this means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Employer.

2.12. “Education Account” is an In-Service Account which will be used by the Participant for educational purposes.

2.13. “Effective Date” shall be the date designated in the Adoption Agreement.

2.14. “Employee” means an individual in the Service of the Employer if the relationship between the individual and the Employer is the legal relationship of employer and employee. An individual shall cease to be an Employee upon the Employee’s separation from Service.

2.15. “Employer” means the Company, as identified in the Adoption Agreement, and any Participating Employer which adopts this Plan. An Employer may be a corporation, a limited liability company, a partnership or sole proprietorship.

2.16. “Employer Credits” means the amounts credited to the Participant’s Deferred Compensation Account by the Employer pursuant to the provisions of Section 4.2.

2.17. “Grandfathered Amounts” means, if applicable, the amounts that were deferred under the Plan and were earned and vested within the meaning of Section 409A of the Code and the guidance and regulations thereunder as of December 31, 2004. Grandfathered Amounts shall be subject to the terms designated in the Adoption Agreement.

2.18. “Independent Contractor” means an individual in the Service of the Employer if the relationship between the individual and the Employer is not the legal relationship of employer and employee. An individual shall cease to be an Independent Contractor upon the termination of the Independent Contractor’s Service. An Independent Contractor shall include a director of the Employer who is not an Employee.

2.19. “In-Service Account” means a separate account to be kept for each Participant that has elected to take in-service distributions as described in Section 5.4. The In-Service Account shall be adjusted in the same manner and at the same time as the Deferred Compensation Account under Section 8 and in accordance with the rules and elections in effect under Section 8.

2.20. “Normal Retirement Age” of a Participant means the age designated in the Adoption Agreement.

2.21. “Participant” means with respect to any Plan Year an Employee or Independent Contractor who has been designated by the Committee as a Participant and who has entered the Plan or who has a Deferred Compensation Account under the Plan; provided that if the Participant is an Employee, the individual must be a highly compensated or management employee of the Employer within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

2.22. “Participant Deferral Credits” means the amounts credited to the Participant’s Deferred Compensation Account by the Employer pursuant to the provisions of Section 4.1.

2.23. “Participating Employer” means any trade or business (whether or not incorporated) which adopts this Plan with the consent of the Company identified in the Adoption Agreement.

2.24. “Participation Agreement” means a written agreement entered into between a Participant and the Employer pursuant to the provisions of Section 4.1.

2.25. “Performance-Based Compensation” means compensation where the amount of, or entitlement to, the compensation is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve months. Organizational or individual performance criteria are considered pre-established if established in writing within 90 days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established. Performance-based compensation may include payments based upon subjective performance criteria as provided in regulations and administrative guidance promulgated under Section 409A of the Code.

2.26. “Plan” means The Providence Service Corporation Deferred Compensation Plan, as herein set out and as set out in the Adoption Agreement, or as duly amended. The name of the Plan as applied to the Employer shall be designated in the Adoption Agreement.

2.27. “Plan-Approved Domestic Relations Order” shall mean a judgment, decree, or order (including the approval of a settlement agreement) which is:

2.27.1. Issued pursuant to a State’s domestic relations law;

2.27.2. Relates to the provision of child support, alimony payments or marital property rights to a Spouse, former Spouse, child or other dependent of the Participant;

2.27.3. Creates or recognizes the right of a Spouse, former Spouse, child or other dependent of the Participant to receive all or a portion of the Participant’s benefits under the Plan;

2.27.4. Requires payment to such person of their interest in the Participant’s benefits in a lump sum payment at a specific time; and

2.27.5. Meets such other requirements established by the Committee.

2.28. “Plan Year” means the twelve-month period ending on the last day of the month designated in the Adoption Agreement; provided, that the initial Plan Year may have fewer than twelve months.

2.29. “Qualifying Distribution Event” means (i) the Separation from Service of the Participant, (ii) the date the Participant becomes Disabled, (iii) the death of the Participant, (iv) the time specified by the Participant for an In-Service or Education Distribution, (v) a Change in Control Event, or (vi) an Unforeseeable Emergency, each to the extent provided in Section 5.

2.30. “Seniority Date” shall have the meaning designated in the Adoption Agreement.

2.31. “Separation from Service” or “Separates from Service” means a “separation from service within the meaning of Section 409A of the Code and the guidance and regulations thereunder .

2.32. “Service” means employment by the Employer as an Employee. For purposes of the Plan, the employment relationship is treated as continuing intact while the Employee is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Employee’s right to reemployment is provided either by statute or contract. If the Participant is an Independent Contractor, “Service” shall mean the period during which the contractual relationship exists between the Employer and the Participant. The contractual relationship is not terminated if the Participant anticipates a renewal of the contract or becomes an Employee.

2.33. “Service Bonus” means any bonus paid to a Participant by the Employer which is not Performance-Based Compensation.

2.34. “Specified Employee” means an employee who meets the requirements for key employee treatment under Section 416(i)(l)(A)(i), (ii) or (iii) of the Code (applied in accordance with the regulations thereunder and without regard to Section 416(i)(5) of the Code) at any time during the twelve month period ending on December 31 of each year (the “identification date”). Unless binding corporate action is taken to establish different rules for determining Specified Employees for all plans of the Company and its controlled group members that are subject to Section 409A of the Code, the foregoing rules and the other default rules under the regulations of Section 409A of the Code shall apply. If the person is a key employee as of any identification date, the person is treated as a Specified Employee for the twelve-month period beginning on the first day of the fourth month following the identification date.

2.35. “Spouse” or “Surviving Spouse” means, except as otherwise provided in the Plan, a person who is the legally married spouse or surviving spouse of a Participant.

2.36. “Unforeseeable Emergency” means an “unforeseeable emergency” within the meaning of Section 409A of the Code and the guidance and regulations thereunder .

2.37. “Years of Service” means each Plan Year of Service completed by the Participant. For vesting purposes, Years of Service shall be calculated from the date designated in the Adoption Agreement and Service shall be based on service with the Company and all Participating Employers.

Section 3. Participation:

The Committee in its discretion shall designate each Employee or Independent Contractor who is eligible to participate in the Plan. A Participant who separates from Service with the Employer and who later returns to Service will not be an Active Participant under the Plan except upon satisfaction of such terms and conditions as the Committee shall establish upon the Participant’s return to Service, whether or not the Participant shall have a balance remaining in the Deferred Compensation Account under the Plan on the date of the return to Service.

Section 4. Credits to Deferred Compensation Account:

4.1. Participant Deferral Credits. To the extent provided in the Adoption Agreement, each Active Participant may elect, by entering into a Participation Agreement with the Employer, to defer the receipt of Compensation from the Employer by a dollar amount or percentage specified in the Participation Agreement. The amount of Compensation the Participant elects to defer, the Participant Deferral Credit, shall be credited by the Employer to the Deferred Compensation Account maintained for the Participant pursuant to Section 8. The following special provisions shall apply with respect to the Participant Deferral Credits of a Participant:

4.1.1. The Employer shall credit to the Participant’s Deferred Compensation Account on each Crediting Date an amount equal to the total Participant Deferral Credit for the period ending on such Crediting Date.

4.1.2. An election pursuant to this Section 4.1 shall be made by the Participant by executing and delivering a Participation Agreement to the Committee. Except as otherwise provided in this Section 4.1, the Participation Agreement shall become effective with respect to such Participant as of the first day of January following the date such Participation Agreement is received by the Committee. A Participant’s election may be changed at any time prior to the last permissible date for making the election as permitted in this Section 4.1, and shall thereafter be irrevocable. The election of a Participant shall continue in effect for subsequent years until modified by the Participant as permitted in this Section 4.1.

4.1.3. A Participant may execute and deliver a Participation Agreement to the Committee within 30 days after the date the Participant first becomes eligible to participate in the Plan to be effective as of the first payroll period next following the date the Participation Agreement is fully executed by the Participant. Whether a Participant is treated as newly eligible for participation under this Section shall be determined in accordance with Section 409A of the Code and the guidance and regulations thereunder, including (i) rules that treat all elective deferral account balance plans as one plan, and (ii) rules that treat a previously eligible employee as newly eligible if his benefits had been previously distributed or if he has been ineligible for 24 months. For Compensation that is earned based upon a specified performance period (for example, an annual bonus), where a deferral election is made under this Section but after the beginning of the performance period, the election will only apply to the portion of the Compensation equal to the total amount of the Compensation for the service period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period.

4.1.4. A Participant may unilaterally modify a Participation Agreement (either to terminate, increase or decrease the portion of his future Compensation which is subject to deferral within the percentage limits set forth in Section 4.1 of the Adoption Agreement) by providing a written modification of the Participation Agreement to the Committee. The modification shall become effective as of the first day of January following the date such written modification is received by the Committee.

4.1.5. If the Participant performed services continuously from the later of the beginning of the performance period or the date upon which the performance criteria are established through the date upon which the Participant makes an initial deferral election, a Participation Agreement relating to the deferral of Performance-Based Compensation may be executed and delivered to the Committee no later than the date which is 6 months prior to the end of the performance period, provided that in no event may an election to defer Performance-Based Compensation be made after such Compensation has become readily ascertainable.

4.1.6. If the Employer has a fiscal year other than the calendar year, Compensation relating to Service in the fiscal year of the Employer (such as a bonus based on the fiscal year of the Employer), of which no amount is paid or payable during the fiscal year, may be deferred at the Participant’s election if the election to defer is made not later than the close of the Employer’s fiscal year next preceding the first fiscal year in which the Participant performs any services for which such Compensation is payable.

4.1.7. Compensation payable after the last day of the Participant’s taxable year solely for services provided during the final payroll period containing the last day of the Participant’s taxable year (i.e., December 31) is treated for purposes of this Section 4.1 as Compensation for services performed in the subsequent taxable year.

4.1.8. The Committee may from time to time establish policies or rules consistent with the requirements of Section 409A of the Code and the guidance and regulations thereunder to govern the manner in which Participant Deferral Credits may be made.

4.1.9. If a Participant becomes Disabled, or applies for and is eligible for a distribution on account of an Unforeseeable Emergency during a Plan Year or as required due to a hardship distribution under Section 1.401(k)-l(d)(3) of the Code, his deferral election for such Plan Year shall be cancelled.

4.2. Employer Credits. If designated by the Employer in the Adoption Agreement, the Employer shall cause the Committee to credit to the Deferred Compensation Account of each Active Participant an Employer Credit as determined in accordance with the Adoption Agreement. A Participant must make distribution elections with respect to any Employer Credits credited to his Deferred Compensation Account by the deadline that would apply under Section 4.1 for distribution elections with respect to Participant Deferral Credits credited at the same time, on a Participation Agreement that is timely executed and delivered to the Committee pursuant to Section 4.1.

4.3. Deferred Compensation Account. All Participant Deferral Credits and Employer Credits shall be credited to the Deferred Compensation Account of the Participant as provided in Section 8.

Section 5. Qualifying Distribution Events:

5.1. Separation from Service. If the Participant Separates from Service with the Employer, the vested balance in the Deferred Compensation Account shall be paid to the Participant by the Employer as provided in Section 7. Notwithstanding the foregoing, no distribution shall be made earlier than six months after the date of Separation from Service (or, if earlier, the date of death) with respect to a Participant who as of the date of Separation from Service is a Specified Employee of a corporation the stock in which is traded on an established securities market or otherwise. Any payments to which such Specified Employee would be entitled during the first six months following the date of Separation from Service shall be accumulated and paid on the first day of the seventh mouth following the date of Separation from Service.

5.2. Disability. If the Employer designates in the Adoption Agreement that distributions are permitted under the Plan when a Participant becomes Disabled, and the Participant becomes Disabled while in Service, the vested balance in the Deferred Compensation Account shall be paid to the Participant by the Employer as provided in Section 7.

5.3. Death. If the Participant dies while in Service, the Employer shall pay a benefit to the Participant’s Beneficiary in the amount designated in the Adoption Agreement. Payment of such benefit shall be made by the Employer as provided in Section 7.

5.4. In-Service or Education Distributions. If the Employer designates in the Adoption Agreement that in-service or education distributions are permitted under the Plan, a Participant may designate in the Participation Agreement to have a specified amount credited to the Participant’s In-Service or Education Account for in-service or education distributions at the date specified by the Participant. In no event may an in-service or education distribution of an amount be made before the date that is two years after the first day of the year in which such amount was credited to the In-Service or Education Account. Notwithstanding the foregoing, if a Participant incurs a Qualifying Distribution Event prior to the date on which the entire balance in the In-Service or Education Account has been distributed, then the balance in the In-Service or Education Account on the date of the Qualifying Distribution Event shall be paid as provided under Section 7.1 for payments on such Qualifying Distribution Event if such change is permitted under Section 409A of the Code and the guidance and regulations thereunder.

5.5. Change in Control Event. If the Employer designates in the Adoption Agreement that distributions are permitted under the Plan upon the occurrence of a Change in Control Event, the Participant may designate in the Participation Agreement to have the vested balance in the Deferred Compensation Account paid to the Participant upon a Change in Control Event by the Employer as provided in Section 7.

5.6. Unforeseeable Emergency. If the Employer designates in the Adoption Agreement that distributions are permitted under the Plan upon the occurrence of an Unforeseeable Emergency event, a distribution from the Deferred Compensation Account may be made to a Participant in the event of an Unforeseeable Emergency, subject to the following provisions:

5.6.1. A Participant may, at any time prior to his Separation from Service for any reason, make application to the Committee to receive a distribution in a lump sum of all or a portion of the vested balance in the Deferred

Compensation Account (determined as of the date the distribution, if any, is made under this Section 5.6) because of an Unforeseeable Emergency. A distribution because of an Unforeseeable Emergency shall not exceed the amount required to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution, after taking into account the extent to which the Unforeseeable Emergency may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by stopping current deferrals under the Plan pursuant to Section 4.1.9.

5.6.2. The Participant’s request for a distribution on account of Unforeseeable Emergency must be made in writing to the Committee. The request must specify the nature of the financial hardship, the total amount requested to be distributed from the Deferred Compensation Account, and the total amount of the actual expense incurred or to be incurred on account of the Unforeseeable Emergency.

5.6.3. If a distribution under this Section 5.6 is approved by the Committee, such distribution will be made as soon as practicable following the date it is approved. The processing of the request shall be completed as soon as practicable from the date on which the Committee receives the properly completed written request for a distribution on account of an Unforeseeable Emergency. If a Participant’s Separation from Service occurs after a request is approved in accordance with this Section 5.6.3, but prior to distribution of the full amount approved, the approval of the request shall be automatically null and void and the benefits which the Participant is entitled to receive under the Plan shall be distributed in accordance with the applicable distribution provisions of the Plan if such change is permitted under Section 409A of the Code and the guidance and regulations thereunder.

5.6.4. The Committee may from time to time adopt additional policies or rules consistent with the requirements of Section 409A of the Code and the guidance and regulations thereunder to govern the manner in which such distributions may be made so that the Plan may be conveniently administered.

Section 6. Vesting:

A Participant shall be fully vested in the portion of his Deferred Compensation Account attributable to Participant Deferral Credits, and all income, gains and losses attributable thereto. A Participant shall become fully vested in the portion of his Deferred Compensation Account attributable to Employer Credits, and income, gains and losses attributable thereto, in accordance with the vesting schedule and provisions designated by the Employer in the Adoption Agreement. If a Participant’s Deferred Compensation Account is not fully vested upon Separation from Service, the portion of the Deferred Compensation Account that is not fully vested shall thereupon be forfeited.

Section 7. Distribution Rules:

7.1. Payment Options. The Employer shall designate in the Adoption Agreement the payment options which may be elected by the Participant (lump sum, annual installments, or a combination of both). Different payment options may be made available for each Qualifying Distribution Event, and different payment options may be available for different types of Separations from Service, all as designated in the Adoption Agreement. The Participant shall elect in the Participation Agreement the method under which the vested balance in the Deferred Compensation Account will be distributed from among the designated payment options. The Participant may at such time elect a different method of payment for each Qualifying Distribution Event as specified in the Adoption Agreement. If the Participant is permitted by the Employer in the Adoption Agreement to elect different payment options and does not make a valid election, the vested balance in the Deferred Compensation Account will be distributed in a lump sum.

Notwithstanding the foregoing, if certain Qualifying Distribution Events occur prior to the date on which the vested balance of a Participant’s Deferred Compensation Account is completely paid pursuant to this Section 7.1 following the occurrence of certain initial Qualifying Distribution Events, the following rules apply:

7.1.1. If the initial Qualifying Distribution Event is a Separation from Service or Disability, and the Participant subsequently dies, the remaining unpaid vested balance of a Participant’s Deferred Compensation Account shall be paid as a lump sum.

7.1.2. If the initial Qualifying Distribution Event is a Change in Control Event, and any subsequent Qualifying Distribution Event occurs (except an In-Service or Education Distribution described in Section 2.29(iv)), the remaining unpaid vested balance of a Participant’s Deferred Compensation Account shall be paid as provided under Section 7.1 for payments on such subsequent Qualifying Distribution Event if such change is permitted under Section 409A of the Code and the guidance and regulations thereunder.

7.2. Timing of Payments. Payment shall be made in the manner elected by the Participant and shall commence as soon as practicable after (but no later than 60 days after) the distribution date elected for the Qualifying Distribution Event. In the event the Participant fails to make a valid election of the payment method, the distribution will be made in a single lump sum payment as soon as practicable after (but no later than 60 days after) the Qualifying Distribution Event. A payment may be further delayed to the extent permitted in accordance with regulations and guidance under Section 409A of the Code.

7.3. Installment Payments. If the Participant elects to receive installment payments upon a Qualifying Distribution Event, the payment of each annual installment shall be made on the anniversary of the date of the first installment payment, and the amount of the annual installment shall be adjusted on such anniversary for credits or debits to the Participant’s account pursuant to Section 8 of the Plan. Such adjustment shall be made by dividing the balance in the Deferred Compensation Account on such date by the number of annual installments remaining to be paid hereunder; provided that the last annual installment due under the Plan shall be the entire amount credited to the Participant’s account on the date of payment.

7.4. De Minimis Amounts. Notwithstanding any payment election made by the Participant, if the Employer designates a pre-determined de minimis amount in the Adoption Agreement, the vested balance in the Deferred Compensation Account of the Participant will be distributed in a single lump sum payment if at the time of a permitted Qualifying Distribution Event the vested balance does not exceed such pre-determined de minimis amount to the extent permitted under Code Section 409A and the guidance and regulations thereunder. Such payment shall be made on or before the later of (i) December 31 of the calendar year in which the Qualifying Distribution Event occurs, or (ii) the date that is 2-1/2 months after the Qualifying Distribution Event occurs. In addition, to the extent permitted under Code Section 409A and the guidance and regulations thereunder, the Employer may distribute a Participant’s vested balance at any time if the balance does not exceed the limit in Section 402(g)(1)(B) of the Code, and results in the termination of the Participant’s entire interest in the Plan as provided under Section 409A of the Code.

7.5. Subsequent Elections. With the consent of the Committee, a Participant may delay or change the method of payment of the Deferred Compensation Account subject to the following requirements:

7.5.1. The new election may not take effect until at least 12 months after the date on which the new election is made.

7.5.2. If the new election relates to a payment for a Qualifying Distribution Event other than the death of the Participant, the Participant becoming Disabled, or an Unforeseeable Emergency, the new election must provide for the deferral of the payment for a period of at least five years from the date such payment would otherwise have been made.

7.5.3. If the new election relates to a payment from the In-Service or Education Account, the new election must be made at least 12 months prior to the date of the first scheduled payment from such account.

For purposes of this Section 7.5 and Section 7.6, a payment is each separately identified amount to which the Participant is entitled under the Plan; provided, that entitlement to a series of installment payments is treated as the entitlement to a single payment.

7.6. Acceleration Prohibited. The acceleration of the time or schedule of any payment due under the Plan is prohibited except as expressly provided in regulations and administrative guidance promulgated under Section 409A of the Code (such as accelerations for domestic relations orders and employment taxes). It is not an acceleration of the time or schedule of payment if the Employer waives or accelerates the vesting requirements applicable to a benefit under the Plan.

Section 8. Accounts; Deemed Investment; Adjustments to Account:

8.1. Accounts. The Committee shall establish a book reserve account, entitled the “Deferred Compensation Account,” on behalf of each Participant. The Committee shall also establish an In-Service or Education Account as a part of the Deferred Compensation Account of each Participant, if applicable. The amount credited to the Deferred Compensation Account shall be adjusted pursuant to the provisions of Section 8.3.

8.2. Deemed Investments. The Deferred Compensation Account of a Participant shall be credited with an investment return determined as if the account were invested in one or more investment funds made available by the Committee. The Participant shall elect the investment funds in which his Deferred Compensation Account shall be deemed to be invested. Such election shall be made in the manner prescribed by the Committee and shall take effect upon the entry of the Participant into the Plan. The investment election of the Participant shall remain in effect until a new election is made by the Participant. In the event the Participant fails for any reason to make an effective election of the investment return to be credited to his account, the investment return shall be determined by the Committee.

8.3. Adjustments to Deferred Compensation Account. With respect to each Participant who has a Deferred Compensation Account under the Plan, the amount credited to such account shall be adjusted by the following debits and credits, at the times and in the order stated:

8.3.1. The Deferred Compensation Account shall be debited each business day with the total amount of any payments made from such account since the last preceding business day to him or for his benefit. Unless otherwise specified by the Employer, each deemed investment fund will be debited pro-rata based on the value of the investment funds as of the end of the preceding business day.

8.3.2. The Deferred Compensation Account shall be credited on each Crediting Date with the total amount of any Participant Deferral Credits and Employer Credits to such account since the last preceding Crediting Date.

8.3.3. The Deferred Compensation Account shall be credited or debited on each day securities are traded on a national stock exchange with the amount of deemed investment gain or loss resulting from the performance of the investment funds elected by the Participant in accordance with Section 8.2. The amount of such deemed investment gain or loss shall be determined by the Committee and such determination shall be final and conclusive upon all concerned.

Section 9. Administration by Committee:

9.1. Membership of Committee. If the Committee consists of individuals appointed by the Board, they will serve at the pleasure of the Board. Any member of the Committee may resign, and his successor, if any, shall be appointed by the Board.

9.2. General Administration. The Committee shall be responsible for the operation and administration of the Plan and for carrying out its provisions. The Committee shall have the full authority and discretion to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with this Plan. Any such action taken by the Committee shall be final and conclusive on any party. To the extent the Committee has been granted discretionary authority under the Plan, the Committee’s prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Employer with respect to the Plan. The Committee may, from time to time, employ agents and delegate to such agents, including employees of the Employer, such administrative or other duties as it sees fit.

9.3. Indemnification. To the extent not covered by insurance, the Employer shall indemnify the Committee, each employee, officer, director, and agent of the Employer, and all persons formerly serving in such capacities, against any and all liabilities or expenses, including all legal fees relating thereto, arising in connection with the exercise of their duties and responsibilities with respect to the Plan, provided however that the Employer shall not indemnify any person for liabilities or expenses due to that person’s own gross negligence or willful misconduct.

Section 10. Contractual Liability; Trust:

10.1. Contractual Liability. Unless otherwise elected in the Adoption Agreement, the Company shall be obligated to make all payments hereunder. This obligation shall constitute a contractual liability of the Company to the Participants, and such payments shall be made from the general funds of the Company. The Company shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and the Participants shall not have any interest in any particular assets of the Company by reason of its obligations hereunder. To the extent that any person acquires a right to receive payment from the Company, such right shall be no greater than the right of an unsecured creditor of the Company.

10.2. Trust. The Employer may establish a trust to assist it in meeting its obligations under the Plan. Any such trust shall conform to the requirements of a grantor trust under Revenue Procedures 92-64 and 92-65 and at all times during the continuance of the trust the principal and income of the trust shall be subject to claims of general creditors of the Employer under federal and state law. The establishment of such a trust would not be intended to cause Participants to realize current income on amounts contributed thereto, and the trust would be so interpreted and administered.

Section 11. Allocation of Responsibilities:

The persons responsible for the Plan and the duties and responsibilities allocated to each are as follows:

11.1.	Board.

(i)	To amend the Plan;

(ii)	To appoint and remove members of the Committee; and

(iii)	To terminate the Plan as permitted in Section 14.

11.2.	Committee.

(i)	To designate Participants;

(ii)	To interpret the provisions of the Plan and to determine the rights of the Participants under the Plan, except to the extent otherwise provided in Section 16 relating to claims procedure;

(iii)	To administer the Plan in accordance with its terms, except to the extent powers to administer the Plan are specifically delegated to another person or persons as provided in the Plan;

(iv)	To account for the amount credited to the Deferred Compensation Account of a Participant;

(v)	To direct the Employer in the payment of benefits;

(vi)	To file such reports as may be required with the United States Department of Labor, the Internal Revenue Service and any other government agency to which reports may be required to be submitted from time to time; and

(vii)	To administer the claims procedure to the extent provided in Section 16.

Section 12. Benefits Not Assignable; Facility of Payments:

12.1. Benefits Not Assignable. No portion of any benefit credited or paid under the Plan with respect to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any portion of such benefit be in any manner payable to any assignee, receiver or any one trustee, or be liable for his debts, contracts, liabilities, engagements or torts. Notwithstanding the foregoing, in the event that all or any portion of the benefit of a Participant is transferred to the former Spouse of the Participant incident to a divorce, the Committee shall maintain such amount for the benefit of the former Spouse until distributed in the manner required by an order of any court having jurisdiction over the divorce, and the former Spouse shall be entitled to the same rights as the Participant with respect to such benefit.

12.2. Plan-Approved Domestic Relations Orders. The Committee shall establish procedures for determining whether an order directed to the Plan is a Plan-Approved Domestic Relations Order. If the Committee determines that an order is a Plan-Approved Domestic Relations Order, the Committee shall cause the payment of amounts pursuant to or segregate a separate account as provided by (and to prevent any payment or act which might be inconsistent with) the Plan-Approved Domestic Relations Order.

12.3. Payments to Minors and Others. If any individual entitled to receive a payment under the Plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Committee, upon the receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him. Payment to such person or institution shall be in full satisfaction of all claims by or through the Participant to the extent of the amount thereof.

Section 13. Beneficiary:

The Participant’s beneficiary shall be the person, persons, entity or entities designated by the Participant on the beneficiary designation form provided by and filed with the Committee or its designee. If the Participant does not designate a beneficiary, the beneficiary shall be his Surviving Spouse. If the Participant does not designate a beneficiary and has no Surviving Spouse, the beneficiary shall be the Participant’s estate. The designation of a beneficiary may be changed or revoked only by filing a new beneficiary designation form with the Committee or its designee. If a beneficiary (the “primary beneficiary”) is receiving or is entitled to receive payments under the Plan and dies before receiving all of the payments due him, the balance to which he is entitled shall be paid to the contingent beneficiary, if any, named in the Participant’s current beneficiary designation form. If there is no contingent beneficiary, the balance shall be paid to the estate of the primary beneficiary. Any beneficiary may disclaim all or any part of any benefit to which such beneficiary shall be entitled hereunder by filing a written disclaimer with the Committee before payment of such benefit is to be made. Such a disclaimer shall be made in a form satisfactory to the Committee and shall be irrevocable when filed. Any benefit disclaimed shall be payable from the Plan in the same manner as if the beneficiary who filed the disclaimer had predeceased the Participant.

Section 14. Amendment and Termination of Plan:

The Company may amend any provision of the Plan or terminate the Plan at any time; provided, that in no event shall such amendment or termination reduce any Participant’s vested benefit under the Plan as of the date of such amendment or termination. Notwithstanding the foregoing, the following special provisions shall apply:

14.1. Termination in the Discretion of the Employer. Except as otherwise provided in Sections 14.2, the Company in its discretion may terminate the Plan and distribute benefits to Participants subject to the following requirements and any others specified under Section 409A of the Code:

14.1.1. All arrangements sponsored by the Employer that would be aggregated with the Plan under Section 1.409A-l(c) of the Treasury Regulations are terminated.

14.1.2. No payments other than payments that would be payable under the terms of the Plan if the termination had not occurred are made within 12 months of the termination date.

14.1.3. All benefits under the Plan are paid within 24 months of the termination date.

14.1.4. The Employer does not adopt a new arrangement that would be aggregated with the Plan under Section 1.409A-l(c) of the Treasury Regulations providing for the deferral of compensation at any time within three years following the date of termination of the Plan.

14.1.5. The termination does not occur proximate to a downturn in the financial health of the Employer.

14.2. Termination Upon Change in Control Event. If the Company terminates the Plan within thirty days preceding or twelve months following a Change in Control Event, the Deferred Compensation Account of each Participant shall become fully vested and payable to the Participant in a lump sum within twelve months following the date of termination, subject to the requirements of Section 409A of the Code.

Section 15. Communication to Participants:

The Employer shall make a copy of the Plan available for inspection by Participants and their beneficiaries during reasonable hours at the principal office of the Employer.

Section 16. Claims Procedure:

The following claims procedure shall apply with respect to the Plan:

16.1. Filing of a Claim for Benefits. If a Participant or Beneficiary (the “claimant”) believes that he is entitled to benefits under the Plan which are not being paid to him or which are not being accrued for his benefit, he shall file a written claim therefore with the Committee.

16.2. Notification to Claimant of Decision. Within 90 days after receipt of a claim by the Committee (or within 180 days if special circumstances require an extension of time), the Committee shall notify the claimant of the decision with regard to the claim. In the event of such special circumstances requiring an extension of time, there shall be furnished to the claimant prior to expiration of the initial 90-day period written notice of the extension, which notice shall set forth the special circumstances and the date by which the decision shall be furnished. If such claim shall be wholly or partially denied, notice thereof shall be in writing and worded in a manner calculated to be understood by the claimant, and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the procedure for review of the denial and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA following an adverse benefit determination on review. Notwithstanding the foregoing, if the claim relates to a disability determination, the Committee shall notify the claimant of the decision within 45 days (which may be extended for an additional 30 days if required by special circumstances).

16.3. Procedure for Review. Within 60 days following receipt by the claimant of notice denying his claim, in whole or in part, or, if such notice shall not be given, within 60 days following the latest date on which such notice could have been timely given, the claimant may appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.

16.4. Decision on Review. The decision on review of a claim denied in whole or in part by the Committee shall be made in the following manner:

16.4.1. Within 60 days following receipt by the Committee of the request for review (or within 120 days if special circumstances require an extension of time), the Committee shall notify the claimant in writing of its decision with regard to the claim. In the event of such special circumstances requiring an extension of time, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. Notwithstanding the foregoing, if the claim relates to a disability determination, the Committee shall notify the claimant of the decision within 45 days (which may be extended for an additional 45 days if required by special circumstances).

16.4.2. With respect to a claim that is denied in whole or in part, the decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant, and shall set forth:

(i)	the specific reason or reasons for the adverse determination;

(ii)	specific reference to pertinent Plan provisions on which the adverse determination is based;

(iii)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(iv)	a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures, as well as a statement of the claimant’s right to bring an action under ERISA Section 502(a).

16.4.3. The decision of the Committee shall be final and conclusive.

16.5. Action by Authorized Representative of Claimant. All actions set forth in this Section 16 to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act in his behalf on such matters. The Committee may require such evidence as either may reasonably deem necessary or advisable of the authority to act of any such representative.

Section 17. Miscellaneous Provisions:

17.1. Set off. Notwithstanding any other provision of this Plan, the Employer may reduce the amount of any payment otherwise payable to or on behalf of a Participant hereunder (net of any required withholdings) at the time payment is due by the amount of any loan, cash advance, extension of credit or other obligation of the Participant to the Employer that is then due and payable, and the Participant shall be deemed to have consented to such reduction. In addition, the Employer may at any time offset a Participant’s Deferral Compensation Account by an amount up to $5,000 to collect any such amount in accordance with the requirements of Section 409A of the Code.

17.2. Notices. Each Participant who is not in Service and each Beneficiary shall be responsible for furnishing the Committee or its designee with his current address for the mailing of notices and benefit payments.

Any notice required or permitted to be given to such Participant or Beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant or Beneficiary furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification otherwise permitted to be given by posting or by other publication.

17.3. Lost Distributees. A benefit shall be deemed forfeited if the Committee is unable to locate the Participant or Beneficiary to whom payment is due on or before the fifth anniversary of the date payment is to be made or commence; provided, that the deemed investment rate of return pursuant to Section 8.2 shall cease to be applied to the Participant’s account following the first anniversary of such date; provided further, however, that such benefit shall be reinstated if a valid claim is made by or on behalf of the Participant or Beneficiary for all or part of the forfeited benefit.

17.4. Reliance on Data. The Employer and the Committee shall have the right to rely on any data provided by the Participant or by any Beneficiary. Representations of such data shall be binding upon any party seeking to claim a benefit through a Participant, and the Employer and the Committee shall have no obligation to inquire into the accuracy of any representation made at any time by a Participant or Beneficiary.

17.5. Receipt and Release for Payments. Subject to the provisions of Section 17.1, any payment made from the Plan to or with respect to any Participant or Beneficiary, or pursuant to a disclaimer by a Beneficiary, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Plan and the Employer with respect to the Plan. The recipient of any payment from the Plan may be required by the Committee, as a condition precedent to such payment, to execute a receipt and release with respect thereto in such form as shall be acceptable to the Committee.

17.6. Headings. The headings and subheadings of the Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

17.7. Continuation of Employment. The establishment of the Plan shall not be construed as conferring any legal or other rights upon any Employee or any persons for continuation of employment, nor shall it interfere with the right of the Employer to discharge any Employee or to deal with him without regard to the effect thereof under the Plan.

17.8. Merger or Consolidation; Assumption of Plan. No Employer shall consolidate or merge into or with another corporation or entity, or transfer all or substantially all of its assets to another corporation, partnership, trust or other entity (a “Successor Entity”) unless such Successor Entity shall assume the rights, obligations and liabilities of the Employer under the Plan and upon such assumption, the Successor Entity shall become obligated to perform the terms and conditions of the Plan. Nothing herein shall prohibit the assumption of the obligations and liabilities of the Employer under the Plan by any Successor Entity.

17.9. Construction. The Employer shall designate in the Adoption Agreement the state according to whose laws the provisions of the Plan shall be construed and enforced, except to the extent that such laws are superseded by ERISA and the applicable requirements of the Code.

17.10. Taxes. The Employer or other payor may withhold a benefit payment under the Plan or a Participant’s wages, or the Employer may reduce a Participant’s Account balance, in order to meet any federal, state, or local or employment tax withholding obligations with respect to Plan benefits, as permitted under Section 409A of the Code. The Employer or other payor shall report Plan payments and other Plan-related information to the appropriate governmental agencies as required under applicable laws.

Section 18. Transition Rules:

This Section 18 does not apply to plans newly established on or after January 1, 2008.

18.1. 2005 Election Termination. Notwithstanding Section 4.1.4, at any time during 2005, a Participant may terminate a Participation Agreement, or modify a Participation Agreement to reduce the amount of Compensation subject to the deferral election, so long as the Compensation subject to the terminated or modified Participation Agreement is includible in the income of the Participant in 2005 or, if later, in the taxable year in which the amounts are earned and vested.

18.2. 2005 Deferral Election. The requirements of Section 4.1.2 relating to the timing of the Participation Agreement shall not apply to any deferral elections made on or before March 15, 2005, provided that (a) the amounts to which the deferral election relate have not been paid or become payable at the time of the election, (b) the Plan was in existence on or before December 31, 2004, (c) the election to defer compensation is made in accordance with the terms of the Plan as in effect on December 31, 2005 (other than a requirement to make a deferral election after March 15, 2005), and (d) the Plan is otherwise operated in accordance with the requirements of Section 409A of the Code.

18.3. Payment Elections. Notwithstanding the provisions of Sections 7.1 or 7.5 of the Plan, a Participant may elect on or before December 31, 2007, the time or form of payment of amounts subject to Section 409A of the Code provided that such election applies only to amounts that would not otherwise be payable in the year of the election and does not cause an amount to be paid in the year of the election that would not otherwise be payable in such year.

ADOPTION AGREEMENT

THIS AGREEMENT is the adoption by The Providence Service Corporation (the “Company”) of the amended and restated The Providence Service Corporation Deferred Compensation Plan (“Plan”).

WITNESSETH:

WHEREAS, the Company desires to adopt this amended and restated Plan as an unfunded, nonqualified deferred compensation plan; and

WHEREAS, the provisions of the Plan are intended to comply with the requirements of Section 409A of the Code and the regulations thereunder and shall apply to amounts subject to Section 409A; and

WHEREAS, the Company has been advised by Principal Life Insurance Company to obtain legal and tax advice from its professional advisors before adopting the Plan,

NOW, THEREFORE, the Company hereby adopts this amended and restated Plan in accordance with the terms and conditions set forth in this Adoption Agreement:

ARTICLE I

Terms used in this Adoption Agreement shall have the same meaning as in the base plan which, along with this Adoption Agreement, forms the Plan, unless some other meaning is expressly herein set forth. The Employer hereby represents and warrants that the Plan has been adopted by the Employer upon proper authorization and the Employer hereby elects to adopt the Plan for the benefit of its Participants as referred to in the Plan. By the execution of this Adoption Agreement, the Employer hereby agrees to be bound by the terms of the Plan.

ARTICLE II

The Employer hereby makes the following designations or elections for the purpose of the Plan:

2.6        Committee: The duties of the Committee set forth in the Plan shall be satisfied by:

___	(a)	Company.

___	(b)	The administrative committee appointed by the Board to serve at the pleasure of the Board.

___	(c)	Board.

XX	(d	)	Other (specify): Providence Retirement Plan Committee.

2.8        Compensation: The “Compensation” of a Participant shall mean all of a Participant’s:

XX	(a)	Base salary.

XX	(b)	Service Bonus.

XX	(c)	Performance-Based Compensation earned in a period of 12 months or more.

XX	(d)	Commissions.

XX	(e)	Compensation received as an Independent Contractor reportable on Form 1099.

___	(f)	Other: ________________________________________.

2.9        Crediting Date: The Deferred Compensation Account of a Participant shall be credited with the amount of any Participant Deferral Credits to such account at the time designated below:

___	(a)	The last business day of each Plan Year.

___	(b)	The last business day of each calendar quarter during the Plan Year.

___	(c)	The last business day of each month during the Plan Year.

___	(d)	The last business day of each payroll period during the Plan Year.

___	(e)	Each pay day as reported by the Employer.

XX	(f)	Any business day on which Participant Deferral Credits are received by the Employer.

___	(g)	Other: ____________________________________.

2.13        Effective Date:

___	(a)	This is a newly-established Plan, and the Effective Date of the Plan is __________________.

XX	(b)	This is an amendment and restatement of a plan named The Providence Service Corporation Deferred Compensation Plan with an effective date of August 31, 2007. The Effective Date of this amended and restated Plan is January 1, 2011. This is amendment number ________________.

		XX	(i)	All amounts in Deferred Compensation Accounts shall be subject to the provisions of this amended and restated Plan.

		___	(ii)	Any Grandfathered Amounts shall be subject to the Plan rules in effect on October 3, 2004.

2.20        Normal Retirement Age: The Normal Retirement Age of a Participant shall be:

XX	(a)	Age 55.

___	(b)	The later of age ____ or the _________ anniversary of the participation commencement date. The participation commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

___	(c)	Other: ________________________________________________.

2.24        Participating Employer(s): As of the Effective Date, the Participating Employers identified below are parties to the Plan. The Company is:

Name of Employer	Address	Telephone No.	EIN
The Providence Service Corporation	64 E. Broadway Blvd. Tucson, AZ 85701	(520) 747-6685	86-0845127

2.26        Plan: The name of the Plan is The Providence Service Corporation Deferred Compensation Plan.

2.28 Plan	Year: The Plan Year shall end each year on the last day of the month of December.

2.30 Seniority	Date: The date on which a Participant has:

XX	(a)	Attained age 55.

___	(b)	Completed ____ Years of Service from First Date of Service.

___	(c)	Attained age _____ and completed _____ Years of Service from First Date of Service.

___	(d)	Attained an age as elected by the Participant.

___	(e)	Not applicable - distribution elections for Separation from Service are not based on Seniority Date.

4.1        Participant Deferral Credits: Subject to the limitations in Section 4.1 of the Plan, a Participant may elect to have his Compensation (as selected in Section 2.8 of this Adoption Agreement) deferred within the annual limits below by the following percentage or amount as designated in writing to the Committee:

XX	(a)	Base salary:

minimum deferral: 1%

maximum deferral: $________ or 100%

XX	(b)	Service Bonus:

minimum deferral: 1%

maximum deferral: $________ or 100%

XX	(c)	Performance-Based Compensation:

minimum deferral: 1%

maximum deferral: $________ or 100%

XX	(d)	Commissions:

minimum deferral: 1%

maximum deferral: $________ or 100%

XX	(e)	Form 1099 Compensation:

minimum deferral: 1%

maximum deferral: $________ or 100%

___	(f)	Other:

minimum deferral: ________%

maximum deferral: $________ or ________%

___	(g)	Participant deferrals not allowed.

4.2        Employer Credits: Employer Credits will be made in the following manner:

XX	(a)	Employer Discretionary Credits: The Employer may make discretionary credits to the Deferred Compensation Account of each Active Participant in an amount determined as follows:

XX	(i)	An amount determined each Plan Year by the Employer.

___	(ii)	Other: ______________________________.

XX	(b)	Other Employer Credits: The Employer may make other credits to the Deferred Compensation Account of each Active Participant in an amount determined as follows:

	XX	(i)	An amount determined each Plan Year by the Employer.

	___	(ii)	Other: ______________________________.

___	(c)	Employer Credits not allowed.

5.2        Disability of a Participant:

XX	(a)	Participants may elect upon initial enrollment to have accounts distributed upon becoming Disabled.

___	(b)	Participants may not elect to have accounts distributed upon becoming Disabled.

5.3        Death of a Participant: If the Participant dies while in Service, the Employer shall pay a benefit to the Beneficiary in an amount equal to the vested balance in the Deferred Compensation Account of the Participant determined as of the date payments to the Beneficiary commence, plus:

___	(a)	An amount to be determined by the Committee.

___	(b)	Other: _________________________________.

XX	(c)	No additional benefits.

5.4        In-Service or Education Distributions: In-Service and Education Accounts are permitted under the Plan:

XX	(a)	In-Service Accounts are allowed with respect to:

	___	Participant Deferral Credits only.
	___	Employer Credits only.
	XX	Participant Deferral and Employer Credits.

In-service distributions may be made in the following manner:
	XX	Single lump sum payment.
	XX	Annual installments over a term certain not to exceed 15 years.

Education Accounts are allowed with respect to:
	___	Participant Deferral Credits only.
	___	Employer Credits only.
	XX	Participant Deferral and Employer Credits.

Education Accounts distributions may be made in the following manner:
	XX	Single lump sum payment.
	XX	Annual installments over a term certain not to exceed 15 years.

If applicable, amounts not vested at the time payments due under this Section cease will be:
	___	Forfeited
	___	Distributed at Separation from Service if vested at that time

___	(b)	No In-Service or Education Distributions permitted.

5.5    Change in Control Event:

XX	(a)	Participants may elect upon initial enrollment to have accounts distributed upon a Change in Control Event.

___	(b)	Participants may not elect to have accounts distributed upon a Change in Control Event.

5.6        Unforeseeable Emergency Event:

XX	(a)	Participants may apply to have accounts distributed upon an Unforeseeable Emergency event.

___	(b)	Participants may not apply to have accounts distributed upon an Unforeseeable Emergency event.

6        Vesting: An Active Participant shall be fully vested in the Employer Credits made to the Deferred Compensation Account upon the first to occur of the following events:

___	(a)	Normal Retirement Age.

XX	(b)	Death.

XX	(c)	Disability.

XX	(d)	Change in Control Event.

___	(e)	Other: ________________________________.

XX	(f)	Satisfaction of the vesting requirement as specified below:

	XX	Employer Discretionary Credits:

		XX	(i) Immediate 100% vesting.

		___	(ii) 100% vesting after ____ Years of Service.

		___	(iii) 100% vesting at age ____.

		___	(iv)

Number of Years of Service		Vested Percentage

Less than	1	___%
	1	___%
	2	___%
	3	___%
	4	___%
	5	___%
	6	___%
	7	___%
	8	___%
	9	___%
	10 or more	___%

For this purpose, Years of Service of a Participant shall be calculated from the date designated below:

___	(1)	First Day of Service.

___	(2)	Effective Date of Plan Participation.

___	(3)	Each Crediting Date. Under this option (3), each Employer Credit shall vest based on the Years of Service of a Participant from the Crediting Date on which each Employer Discretionary Credit is made to his or her Deferred Compensation Account.

XX	Other Employer Credits:

___	(i)	Immediate 100% vesting.

___	(ii)	100% vesting after ____ Years of Service.

___	(iii)	100% vesting at age ____.

___	(iv)

Number of Years of Service		Vested Percentage

Less than	1	___%
	1	___%
	2	___%
	3	___%
	4	___%
	5	___%
	6	___%
	7	___%
	8	___%
	9	___%
	10 or more	___%

XX	(v)	To be determined by Employer at the time of grant, subject to Principal not objecting to the vesting schedule for administrative reasons.

For this purpose, Years of Service of a Participant shall be calculated from the date designated below:

___	(1)	First Day of Service.

___	(2)	Effective Date of Plan Participation.

___	(3)	Each Crediting Date. Under this option (3), each Employer Credit shall vest based on the Years of Service of a Participant from the Crediting Date on which each Employer Discretionary Credit is made to his or her Deferred Compensation Account.

7.1        Payment Options: Any benefit payable under the Plan upon a permitted Qualifying Distribution Event may be made to the Participant or his Beneficiary (as applicable) in any of the following payment forms, as selected by the Participant in the Participation Agreement:

(a)	Separation from Service prior to Seniority Date, or Separation from Service if Seniority Date is Not Applicable

	XX	(i)	A lump sum.

	XX	(ii)	Annual installments over a term certain as elected by the Participant not to exceed 2 years.

	___	(iii)	Other: __________________________.

(b)	Separation from Service on or After Seniority Date, If Applicable

	XX	(i)	A lump sum.

	XX	(ii)	Annual installments over a term certain as elected by the Participant not to exceed 15 years.

	___	(iii)	Other: __________________________.

(c)	Separation from Service Upon a Change in Control Event

	XX	(i)	A lump sum.

	___	(ii)	Annual installments over a term certain as elected by the Participant not to exceed ____ years.

	___	(iii)	Other: __________________________.

(d)	Death

	XX	(i)	A lump sum.

	___	(ii)	Annual installments over a term certain as elected by the Participant not to exceed ____ years.

	___	(iii)	Other: __________________________.

(e)	Disability

	XX	(i)	A lump sum.

	___	(ii)	Annual installments over a term certain as elected by the Participant not to exceed ____ years.

	___	(iii)	Other: __________________________.

If applicable, amounts not vested at the time payments due under this Section cease will be:

___	Forfeited

XX	Distributed at Separation from Service if vested at that time

(f)	Change in Control Event

	XX	(i)	A lump sum.

	XX	(ii)	Annual installments over a term certain as elected by the Participant not to exceed 2 years.

	___	(iii)	Other: ___________________________.

	___	(iv)	Not applicable.

If applicable, amounts not vested at the time payments due under this Section cease will be:

___	Forfeited

___	Distributed at Separation from Service if vested at that time

7.4        De Minimis Amounts. Notwithstanding any payment election made by the Participant, the vested balance in the Deferred Compensation Account of the Participant will be distributed in a single lump sum payment at the time designated under the Plan if at the time of a permitted Qualifying Distribution Event the vested balance does not exceed $15,000. In addition, the Employer may distribute a Participant’s vested balance at any time if the balance does not exceed the limit in Section 402(g)(1)(B) of the Code and results in the termination of the Participant’s entire interest in the Plan. No distribution under this Section shall be made unless such distribution is permitted under Code Section 409A and the guidance and regulations thereunder.

10.1        Contractual Liability: Liability for payments under the Plan shall be the responsibility of the:

___	(a)	Company.

XX	(b)	Employer or Participating Employer who employed the Participant when amounts were deferred.

14.        Amendment and Termination of Plan: Notwithstanding any provision in this Adoption Agreement or the Plan to the contrary, Section _____ of the Plan shall be amended to read as provided in attached Exhibit _____.

XX	There are no amendments to the Plan.

17.9        Construction: The provisions of the Plan shall be construed and enforced according to the laws of the State of Delaware, except to the extent that such laws are superseded by ERISA and the applicable provisions of the Code.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year stated below.

The Providence Service Corporation
Name of Employer

By:	/s/ Fletcher McCusker

Date:	12/22/2010

The Plan is adopted by the following Participating Employers:

A to Z In-Home Tutoring

AlphaCare Resources, Inc.

AmericanWork, Inc.

Camelot Care Centers, Inc.

Children’s Behavioral Health, Inc.

Choices Group, Inc.

College Community Services

Dockside Services, Inc.

Drawbridges Counseling Services, LLC

Family-Based Strategies, Inc.

Family Preservation Services of Florida, Inc.

Family Preservation Services of North Carolina, Inc.

Family Preservation Services of Washington D.C.,     Inc.

Family Preservation Services of West Virginia, Inc.

Family Preservation Services, Inc., Maple Star     Nevada

Maple Star Washington, Inc.

Oasis Comprehensive Foster Care, LLC

Providence Community Corrections, Inc., f/k/a     Camelot Care Corporation

Providence Community Services, Inc. f/k/a

    Pottsville Behavioral Counseling Group, Inc.

Providence Community Services, LLC

Providence Management Corporation of Florida

Providence of Arizona, Inc.

Providence Service Corporation of Alabama

Providence Service Corporation of Delaware

Providence Service Corporation of Maine

Providence Service Corporation of New Jersey, Inc.

Providence Service Corporation of Oklahoma

Providence Service Corporation of Texas

Rio Grande Management Company, LLC

Social Services Providers Captive Insurance Co.

Transitional Family Services, Inc.

W.D. Management, LLC

By:	/s/ Fletcher McCusker

Date:	12/22/2010